Exhibit 23-b

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our reports dated November 16, 2017, relating to the consolidated financial statements of Meritor, Inc., and subsidiaries (the "Company"), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended October 1, 2017 in the following Registration Statements of Meritor, Inc.:

Form	Registration No.	Purpose
S-8	333-215874	Amended and Restated 2010 Long-Term Incentive Plan
S-8	333-192458	Amended and Restated 2010 Long-Term Incentive Plan
S-3	333-200858	Registration of common stock, preferred stock, warrants, debt securities and guarantees
S-8	333-171713	Amended 2010 Long-Term Incentive Plan
S-8	333-164333	2010 Long-Term Incentive Plan
S-8	333-141186	2007 Long-Term Incentive Plan
S-8	333-107913	Meritor, Inc. Savings Plan
S-8	333-123103	Meritor, Inc. Hourly Employees Saving Plan
S-8	333-49610	1997 Long-Term Incentives Plan
S-8	333-42012	Employee Stock Benefit Plan, 1988 Stock Benefit Plan, and 1998 Employee Stock Benefit Plan

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Detroit, Michigan
November 16, 2017